                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    _____________

                                      FORM 8-K/A

                                    CURRENT REPORT



                        Pursuant to Section l3 or l5(d) of the
                           Securities Exchange Act of l934


Date of Report (Date of earliest event reported)  MARCH 27, 1998
                                                  --------------

                               VISUAL EDGE SYSTEMS INC.
                             ---------------------------
                (Exact name of registrant as specified in its charter)



     DELAWARE                   0-20995                    13-3778895
--------------------------------------------------------------------------
(State or other juris-       (Commission                (I.R.S. Employer
diction of incorporation)     File Number)             Identification No.)



 2424 NORTH FEDERAL HIGHWAY, SUITE 100, BOCA RATON, FL          33431
--------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


                                    (561) 750-7559
                                    --------------
                 (Registrant's telephone number, including area code)

Item 5.   OTHER EVENTS


     On March 27, 1998, the Company entered into a Purchase Agreement (the "Marion Agreement") with Marion Interglobal, Ltd., an investment group ("Marion"). The Marion Agreement calls for the Company to receive up to $11,000,000 from Marion in exchange for shares of the Company's common stock, par value $.01 per share (the "Common Stock"), as explained herein. Pursuant to the Marion Agreement, the purchase of Common Stock is to occur in three tranches as follows: (i) on March 27, 1998 the Company sold to Marion 1,200,000 shares of Common Stock for an aggregate consideration of $3,000,000; $1,500,000 of the $3,000,000 has been funded, with the remaining $1,500,000 to be funded on the business day after the Company's shelf registration statement with respect to the shares sold to Marion has been declared effective by the Securities and Exchange Commission ("SEC"); (ii) sixty days following the registration of all the underlying shares of Common Stock under the Marion Agreement, the Company will sell to Marion 800,000 shares of Common Stock for an aggregate consideration of $2,000,000; and (iii) on or prior to September 30, 1998 the Company shall sell a number of shares of Common Stock (to be determined by when the closing occurs, which would range from 2,666,667 shares to 3,200,000 shares) for an aggregate consideration of $6,000,000 (these three tranches are collectively referred to as the "Marion Financing"). The third tranche is contingent on the Company meeting or exceeding certain financial targets provided by Marion. The Company has agreed to use the $6,000,000 in proceeds from the third tranche to redeem the Company's outstanding Convertible Notes (the "Notes") and Series A Preferred Stock ("Preferred Stock") issued in the financing consummated by the Company in June 1997. The issuance and sale of 1,400,000 shares of Common Stock in the first tranche and all of the shares to be issued in the second tranche to Marion, is subject to approval by the Company's stockholders. The Company will pay transaction fees to Marion upon completion of each tranche as follows: (i) 1,200,000 shares of Common Stock for the first $3,000,000 tranche; (ii) 800,000 shares of Common Stock for the second $2,000,000 tranche; and (iii) no additional fee for the completion of the third tranche.

     Further, upon the consummation of the second tranche of the Marion Agreement, Mr. Alan Lubell, Chairman of the Board of the Company, has agreed to transfer to Marion 250,000 shares of Common Stock, which shares are required to be registered under the Securities Act of 1933, as amended.

     In addition, if the third tranche of the aforementioned financing is completed, then until March 30, 2001, the Company is required to obtain the prior written consent of Marion before the consummation of any additional financing transaction except for any credit facilities or lines of credit with lenders or equipment financing arrangements. Further, the Company may not redeem the warrants issued in its initial public offering without the prior written consent of Marion.

     As a condition to the consummation of this equity financing, the Company renegotiated the terms of its outstanding Notes and Preferred Stock with certain investment funds (the "Funds") who hold all of the outstanding Notes and Preferred Stock. Specifically, the Company entered into the Agreement and Second Amendment to Bridge Securities Purchase Agreement and Related Documents (the "Second Amendment"), among the Company and the Funds. Pursuant to the Second Amendment, the Funds agreed that they would not convert, prior to December 31, 1998, any shares of Preferred Stock or any principal amount of the Notes into shares of Common Stock, unless a "Material Transaction" (defined as a change of control of the Company, a transfer of all or substantially all of the Company's assets or a merger of the Company into another entity) has occurred. Further, the Funds agreed that they would not, prior to March 31, 1999, publicly sell any shares of Common Stock owned or acquired by the Funds, unless a Material Transaction has occurred; the Funds are permitted, after June 30, 1998 and subject to the Company's right of first refusal, to privately sell any shares of Common Stock that they own or acquire, provided the purchaser agrees in writing to be bound by the same resale restrictions.

     The Funds have granted to the Company an option to redeem the Preferred Stock and the Notes owned by the Funds as follows: (i) up to $2,500,000 may be redeemed on or before April 30, 1998; (ii) an additional $2,500,000 may be redeemed on or before May 31, 1998; and (iii) an additional $2,500,000 may be redeemed from and after June 1, 1998. If the date that the Company redeems such Preferred Stock and Notes is on or before June 30, 1998, the redemption price will be 80% of the principal amount outstanding of the Notes being redeemed or 80% of the liquidation preference of the Preferred Stock being redeemed, plus accrued interest and dividends in the event that all of the Preferred Stock and Notes owned by the Funds are not redeemed by June 30, 1998. If the redemption of the Notes and Preferred Stock is after June 30, 1998 but on or before December 31, 1998, the 80% referred to in the preceding sentence shall increase by 2% per month, up to 90% in December 1998. If the redemption of the Notes and Preferred Stock occurs after December 31, 1998, the redemption price shall be as provided in the original agreement between the Company and the Funds. The Company is required to redeem all of the Preferred Stock outstanding prior to redemption of any of the Notes. In addition, the Funds have granted to the Company and to Marion an option to acquire, on or before March 31, 1999, all of the shares of Common Stock owned by the Funds.

     In connection with the Second Amendment, the Funds received 100,000 shares of Common Stock, as well as the right to receive 200,000 additional shares of Common Stock in the event that all of the Preferred Stock and Notes owned by the Funds have not been redeemed by the Company by June 30, 1998. Further, the exercise price of 100,000 warrants (each to purchase one share of the Company's Common Stock) owned by the Funds has been reduced from $10.675 per share to $3.25 per share and the exercise price of 200,000 additional warrants (each to purchase one share of the Company's Common Stock) owned by the Funds has been reduced from $4.00 per share to $3.25 per share. The Company has agreed to register all of such shares of Common Stock (including the shares underlying warrants) under the Securities Act of 1933, as amended.

          On a pro forma basis, assuming the Marion Financing had been completed on February 28, 1998, the Company's balance sheet, on an unaudited basis, would have been as follows:



                                   VISUAL EDGE SYSTEMS INC.
                                        BALANCE SHEET
                         PRO FORMA AS OF FEBRUARY 28, 1998 - UNAUDITED

                              Assets

Current Assets:
  Cash and Cash Equivalents                                                $  5,035,543
  Short-Term Investments                                                        380,000
  Accounts Receivable                                                            23,585
  Inventory                                                                      76,958
  Prepaid Expenses - Advance Royalties                                          536,667
  Other Current Assets                                                          170,584
                                                                           ------------
          Total Current Assets                                                6,223,337

Fixed Assets, net                                                             2,539,641
Intangible Assets, net                                                          265,891
Other Assets                                                                        308
Investments-Restricted                                                          817,517
                                                                           ------------
          Total Assets                                                     $  9,846,694
                                                                           ------------
                                                                           ------------

     LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
  Accounts Payable                                                         $    333,207
  Accrued Expenses                                                              206,117
  Other Current Liabilities                                                     227,297
  Current Maturities of Equipment Loans                                         540,264
                                                                           ------------
          Total Current Liabilities                                           1,306,885
Equipment Loans                                                                 611,751
                                                                           ------------
          Total Liabilities                                                   1,918,636
                                                                           ------------
                                                                           ------------

     STOCKHOLDERS' EQUITY (DEFICIT):
Preferred Stock, $.01 par value, 5,000,000 shares authorized, none issued
Common Stock, $.01 par value, 20,000,000 shares authorized,
12,616,700 shares issued and outstanding at February 28, 1998                   126,167
Additional Paid in Capital                                                   22,365,979
Accumulated Deficit                                                         (14,564,088)
                                                                           ------------
          Total Stockholders' Equity (Deficit)                                7,928,058
                                                                           ------------
          Total Liabilities & Stockholders' Equity (Deficit)               $  9,846,694
                                                                           ------------
                                                                           ------------

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          The foregoing pro forma balance sheet has not been audited or reviewed by the Company's accountants and is subject to revision and/or change. Further, this pro forma unaudited balance sheet is as of a date (I.E. February 28, 1998) on which the Company does not customarily prepare a balance sheet. The Company's unaudited balance sheet for the fiscal quarter ended March 31, 1998 will be included in the Company's Form 10-QSB to be filed with the SEC on or about May 15,1998. This pro forma unaudited balance sheet is provided for informational purposes only in order to illustrate the effect of the Marion Financing and should not be relied upon by any stockholder or investor in making an investment decision in the Company.

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(c)  Exhibits

     99.1 Purchase Agreement, dated as of March 27, 1998, among the Company and Marion Interglobal, Ltd.*

     99.2 Registration Rights Agreement, dated as of March 27, 1998, among the Company and Marion Interglobal, Ltd.*

     99.3 Second Amendment to Bridge Securities Purchase Agreement and Related Documents, dated as of March 27, 1998, among the Company, Infinity Investors Limited, Infinity Emerging Opportunities Limited, Summit Capital Limited (as the transferee of Sandera Partners, L.P.) and Glacier Capital Limited (as the transferee of Lion Capital Partners, L.P.)









_______________
*Previously filed

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                                       SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                       VISUAL EDGE SYSTEMS INC.
                              (Registrant)


                    By:    /s/ Earl Takefman
                         ------------------------------
                           Earl Takefman
                           Chief Executive Officer



Date:  April 8, 1998

                                      EXHIBIT INDEX


     NO.

     99.1 Purchase Agreement, dated as of March 27, 1998, among the Company and Marion Interglobal, Ltd.*

     99.2 Registration Rights Agreement, dated as of March 27, 1998, among the Company and Marion Interglobal, Ltd.*

     99.3 Second Amendment to Bridge Securities Purchase Agreement and Related Documents, dated as of March 27, 1998, among the Company, Infinity Investors Limited, Infinity Emerging Opportunities Limited, Summit Capital Limited (as the transferee of Sandera Partners, L.P.) and Glacier Capital Limited (as the transferee of Lion Capital Partners, L.P.)*















_________
*Previously filed